AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
       This Amended and Restated Stockholders Agreement, dated as of
March 19, 2004 (as it may be amended, restated or modified and in effect from time to time, this "Agreement"), is made by and among
Electric City Corp., a Delaware corporation (the "Company"), and the following persons and entities (each, a "Holder," and collectively the "Holders", except that, for purposes of this Agreement, Originators Investment Plan, L.P. and Morgan Stanley Dean Witter Equity Funding,
Inc. shall be considered together as one "Holder"), Newcourt Capital
USA, Inc. ("Newcourt Capital"), Originators Investment Plan, L.P.
("OIP"), Morgan Stanley Dean Witter Equity Funding, Inc., ("Morgan Stanley"), Cinergy Ventures II, LLC ("Cinergy Ventures"), Leaf
Mountain Company, LLC ("Leaf Mountain"), Augustine Fund LP,
("Augustine"), Technology Transformation Venture Fund, LP ("TVF"),
John Donohue ("Donohue"), Richard P. Kiphart ("Kiphart"), David R.
Asplund ("Asplund") and John Thomas Hurvis Revocable Trust ("Hurvis
Trust").
W I T N E S S E T H:
       WHEREAS, each of the Holders is a holder of certain shares of the Company's outstanding Series A Convertible Preferred Stock ("Series A Preferred"), Series C Convertible Preferred Stock ("Series C
Preferred") and/or Series D Convertible Preferred Stock ("Series D Preferred" and, together with the Series A Preferred and the Series C Preferred, the "Existing Preferred Stock"); and
       WHEREAS, the Company and certain Holders have previously entered into that certain Stockholders Agreement, dated as of July 31, 2001, as amended (the "Prior Agreement"); and
       WHEREAS, the Company and the Holders and SF Capital Partners,
Ltd. ("SF Capital") have entered into that certain Redemption and
Exchange Agreement, dated as of the date hereof (as it may be amended, restated or modified and in effect from time to time, the "Redemption and Exchange Agreement"), whereby the Company will redeem for cash and/or exchange for shares of the Company's newly created Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), all of the outstanding shares of Existing Preferred Stock held by the Holders and by SF Capital, and certain Holders will also exchange certain warrants to purchase shares of the Series D
Preferred for warrants to purchase shares of Series E Preferred Stock, all as more fully described in the Redemption and Exchange Agreement;
and
       WHEREAS, it is a condition to the obligations of the Holders to exchange such securities pursuant to the Redemption and Exchange
Agreement that the parties hereto enter into this Agreement; and
       WHEREAS, the Company and the Holders desire that this Agreement supersede and replace the Prior Agreement in its entirety;
       NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
       1.1	Defined Terms.  All terms capitalized but not defined
herein shall have the meaning attributable to such terms in the
Redemption and Exchange Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:
       "Affiliate" means, as applied to any Person, any other Person controlling, controlled by or under common control with such Person.
For purposes of this definition, "control" (including, with
correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such other Person, whether through the ownership of voting securities or by contract or otherwise.
       "Agreement" shall have the meaning set forth in the preamble hereof.
       "Board Observer" means an individual who shall not be a member of the Board and who shall have the rights set forth in Section 2.3 hereof.
       "Board" means the Board of Directors of the Company.
       "Change of Control Transaction" means a transaction that results in the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding voting stock of the Company; (ii) the Company consolidates with or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Company, in any such event, pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (iii) any person consolidates with or merges with or into a subsidiary of the Company and such consolidation or merger results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or results in the holders of the outstanding voting securities of this Company immediately prior to such transaction holding less than a majority of the voting securities of this Company or the surviving entity immediately thereafter; or (iv) the Company is liquidated, dissolved or a special resolution is passed by the stockholders of the Company approving the plan of liquidation or dissolution.
       "Closing Date" shall have the meaning given to it in the
Redemption and Exchange Agreement.
       "Commission" means the United States Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act of 1933, as amended.
       "Common Stock" means and includes the Company's authorized common stock, par value $0.0001 per share.
       "Company" shall have the meaning set forth in the preamble. "Director" means a director of the Company.
       "Holders" means the entities (or groups of entities, as the case may be) set forth in the preamble.
       "Information" shall have the meaning set forth in Section 3.13. "Other Companies" means Persons that may directly or indirectly compete with any or all of the business of the Company or its subsidiaries.
       "Parity Stock" shall have the meaning given to it in the Series E Certificate of Designations.
       "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.
       "Redemption and Exchange Agreement" shall have the meaning set forth in the third WHEREAS clause hereof.
       "Senior Stock" shall have the meaning given to it in the Series E Certificate of Designations.
       "Series E Certificate of Designations" means the Certificate of Designations, Preferences and Relative, Participating, Optional and
Other Special Rights of Preferred Stock and Qualifications,
Limitations and Restrictions Thereof of Series E Convertible Preferred Stock of Electric City Corp., as filed with the Secretary of State of Delaware and as may be amended and in effect from time to time.
       "Series E Preferred Stock" shall have the meaning set forth in the third WHEREAS clause hereof.
       "Unlimited Parties" shall have the meaning set forth in Section
3.13.
ARTICLE II
VOTING
       2.1	Board Nominations.  The Company and the Holders hereby
agree that:
       (a)	For so long as the aggregate number of issued and
outstanding shares of Series E Preferred Stock is at least 90,000 shares (as adjusted for stock splits, stock combinations,
recapitalizations and the like), the four Holders holding the greatest number of shares of Series E Preferred Stock, for so long as each such Holder and its Affiliates hold in the aggregate at least 12.5% of the aggregate number of issued and outstanding shares of Series E
Preferred Stock as of the Closing Date (as adjusted for stock splits, stock combinations, recapitalizations and the like, but excluding any unissued shares which such Holder may have the right to acquire pursuant to any warrants to purchase Series E Preferred Stock), shall each be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board one nominee for election to the Board by the holders of the Series E
Preferred Stock, voting as a single class to the exclusion of all other classes of the Company's capital stock, each time Directors of the Company are to be elected.
       (b)	For so long as the aggregate number of issued and
outstanding shares of Series E Preferred Stock is at least 65,000 shares but less than 90,000 shares (as adjusted for stock splits, stock combinations, recapitalizations and the like), the three Holders holding the greatest number of shares of Series E Preferred Stock, for so long as each such Holder and its Affiliates hold in the aggregate at least 9.375% of the aggregate issued and outstanding shares of
Series E Preferred Stock as of the Closing Date (as adjusted for stock splits, stock combinations, recapitalizations and the like, but excluding any unissued shares which such Holder may have the right to acquire pursuant to any warrants to purchase Series E Preferred Stock) shall each be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the
Board one nominee for election to the Board by the holders of the
Series E Preferred Stock, voting as a single class to the exclusion of all other classes of the Company's capital stock, each time Directors of the Company are to be elected.
       (c)	For so long as the aggregate number of issued and
outstanding shares of Series E Preferred Stock is at least 45,000 shares but less than 65,000 shares (as adjusted for stock splits, stock combinations, recapitalizations and the like), a majority-in-interest of the outstanding shares of Series E Preferred Stock shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two nominees for election to the Board by the holders of the Series E Preferred
Stock, voting as a single class to the exclusion of all other classes of the Company's capital stock, each time Directors of the Company are to be elected.
       (d)	For so long as the aggregate number of issued and
outstanding shares of Series E Preferred Stock is at least 20,000 shares but less than 45,000 shares (as adjusted for stock splits, stock combinations, recapitalizations and the like), a majority-in-interest of the outstanding shares of Series E Preferred Stock shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board one nominee for election to the Board by the holders of the Series E Preferred Stock, voting as a single class to the exclusion of all other classes of the Company's capital stock, each time Directors of the Company are to be elected.
       (e)	For the purposes of Sections 2.1(a) and 2.1(b), within 30
days of the first day that any Holder and its Affiliates hold less than 12.5% in the case of Section 2.1(a), or 9.375% in the case of
Section 2.1(b), of the aggregate issued and outstanding shares of
Series E Preferred Stock as of the Closing Date (as adjusted for stock splits, stock combinations, recapitalizations and the like, but excluding any unissued shares which such Holder may have the right to acquire pursuant to any warrants to purchase Series E Preferred
Stock), such Holder shall cause the Director nominated by such Holder to resign from the Board.
       2.2	Board of Directors of the Company.
       (a)	So long as a Holder shall hold any shares of Series E
Preferred Stock, such Holder shall vote all of its shares of Series E Preferred Stock for the election of all Directors nominated pursuant to Section 2.1 hereof.  The nominee designated by each Holder or
Holders shall be identified in a proxy statement delivered to the
Company stockholders in connection with any annual meeting of stockholders or to the Holders in connection with a special meeting of the Holders of Series E Preferred Stock, if such nominees have not been already elected by written consent of the Holders.
       (b)	Each Holder shall appear in person or by proxy at all
annual or special meetings of stockholders and at all special meetings of the holders of Series E Preferred Stock for the purpose of obtaining a quorum and shall vote or cause the vote of the Series E Preferred Stock owned by such Holder or by any Affiliate of such
Holder, either in person or by proxy, to be cast in accordance with the provisions of this Article II.
       (c)	Each Holder shall vote all of its Series E Preferred Stock
in favor of removal from the Board, upon notice by a Holder or Holders that an individual designated by it or them, as the case may be, pursuant to Section 2.1 should be removed, and to use its best efforts to cause the Board to fill the vacancy so vacated with another person designated by a Holder in accordance with this Agreement (unless such removal resulted from circumstances requiring a resignation pursuant to Section 2.1(e) which resignation has not occurred).  Each Holder shall cooperate fully in connection with the nomination of Directors, the voting of its shares of Series E Preferred Stock, the execution of written consents (if then permissible under the Certificate of Incorporation (as amended and restated from time to time) of the
Company), the calling of meetings and other stockholder matters to effect the provisions of this Article II.
       (d)	If any Director nominated pursuant to Section 2.1 is unable
to serve, or once having commenced to serve, is removed or withdraws from the Board, the Holder or Holders, as the case may be, who designated such Director will be entitled to designate an individual to fill the vacancy on the Board so created and each Holder will use its best efforts to cause the Board to fill the vacancy so created with the individual so designated, in accordance with the Certificates of Designations (unless such removal or withdrawal resulted from circumstances requiring a resignation pursuant to Section 2.1(e) which resignation has not occurred).
       (e)	Each Holder shall not and shall not permit any of its
Affiliates to grant any proxy or enter into or be bound by any voting trust or voting agreement with respect to its Series E Preferred
Stock, or enter into any arrangements of any kind with any Person with respect to its Series E Preferred Stock, in any case in a manner that is inconsistent with the provisions of this Agreement.
       (f)	The Company shall take such actions as may be necessary to
permit the Holders to elect the nominees of the Holders pursuant to the provisions of this Article II or to appoint such nominees to the
Board to fill any vacancy resulting from the death, resignation, removal or other withdrawal from the Board of a Director previously designated by the Holders of the Series E Preferred Stock (unless such removal or withdrawal resulted from from circumstances requiring a resignation pursuant to Section 2.1(e) which resignation has not occurred), and if necessary, to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as Directors.
       (g)	For so long as any shares of Series E Preferred Stock
remain outstanding, the number of Directors serving on the Board shall be fixed by resolution of the Board at twelve (12) and shall not be increased or decreased except in accordance with Section 6(e) of the
Series E Certificate of Designations.
       2.3	Board Observation Rights.  If a Holder possesses the right
to designate for nomination to the Board its nominee pursuant to
Section 2.1(a) or Section 2.1(b), or no longer possesses a right to designate for nomination to the Board a nominee pursuant to Section
2.1(a) or Section 2.1(b), but such Holder and its Affiliates hold at least an aggregate of 2,000,000 shares of the Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangable for shares of
Common Stock, and the exchange or conversion of all securities convertible or exchangeable for Common Stock), then such Holder shall be entitled to designate one individual to serve as a Board Observer, provided that, notwithstanding the foregoing, (i) while Leaf Mountain holds 10,000 or more shares of Series E Preferred Stock (as adjusted for stock splits, stock combinations and the like), Leaf Mountain shall be entitled to designate one individual to serve as a Board
Observer , and (ii) while Morgan Stanley and OIP collectively holds
7,500 or more shares of Series E Preferred Stock (as adjusted for stock splits, stock combinations and the like), Morgan Stanley shall be entitled to designate one individual to serve as a Board Observer.
Such Board Observer will be invited to attend all meetings of the
Board and any Board committees as an observer and to receive copies of all materials and communications provided to the Board and Board committees when so distributed.  The Board Observer will not be excluded from any portion of Board meetings, Board committee meetings or Board discussions except for those portions (a) in which the
Company's counsel communicates with the Board on matters where Board Observer's attendance would result in loss of the attorney-client privilege for the Company  and (b) in which, in the good faith judgment of counsel to the Company, participation by the Board
Observer is not appropriate under applicable law.
       2.4	Conversion of Series E Preferred Stock.  Any Holder
(including its Affiliates) who converts more than 50% of the shares of Series E Preferred Stock (as adjusted for stock splits, stock combinations and the like) received by it upon closing under the
Redemption and Exchange Agreement shall, at the written request of the Company, convert all of its remaining shares of Series E Preferred
Stock, if any, within five (5) Business Days of receipt of such request, in accordance with Section 7(c) of the Series E Certificate of Designations. Any transferee of a Holder (other than a Holder's Affiliates) who converts more than 50% of the shares of Series E
Preferred Stock transferred to it by a Holder shall, at the written request of the Company, convert all of its remaining shares of Series
E Preferred Stock, if any, within five (5) Business Days of receipt of such request, in accordance with Section 7(c) of the Series E
Certificate of Designations.
       2.5	Approval of Certain Actions by Holders.
       (a)	For so long as any shares of Series E Preferred Stock
remain issued and outstanding, the Company shall not, without the affirmative consent or approval of the holders of record representing
75% or more of the aggregate number of shares of Series E Preferred
Stock then outstanding, voting as a single class to the exclusion of all other classes of the Company's capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Company's Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series E Preferred Stock) (i) enter into any agreement that would restrict the Company's ability to perform under the Redemption and Exchange Agreement; (ii) amend its
Certificate of Incorporation (including the Series E Certificate of Designations) or By-laws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series E Preferred Stock, through merger, consolidation, recapitalization, reclassification or otherwise; (iii) engage in any transaction that would directly impair or reduce the rights, powers or preferences of the Series E Preferred Stock as a class; or (iv) complete any Change of Control Transaction (provided that if the aggregate number of shares of the Series E Preferred Stock outstanding is less than 45,000 shares (as adjusted for stock splits, stock combinations, recapitalizations and the like)) and the then holders of Series E
Preferred Stock refuse to consent to such Change of Control
Transaction, the Company may, at its option, redeem all, but not less than all, of such Series E Preferred Stock pursuant to Section
6(e)(i)(D) of the Series E Certificate of Designations.
       (b)	For so long as the aggregate number of issued and
outstanding shares of Series E Preferred Stock is at least 90,000 shares (as adjusted for stock splits, stock combinations,
recapitalizations and the like), the Company shall not, without the affirmative consent or approval of the holders of record of shares representing 66-2/3% of the aggregate number of shares of Series E Preferred Stock then outstanding, voting as a single class to the exclusion of all other classes of the Company's capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Company's Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series E Preferred Stock):
(i) authorize or issue any Senior Stock or Parity Stock or any securities convertible or exchangeable into such securities, other than (x) the Series E Preferred Stock Warrants, (y) Series E Preferred Stock issued upon exercise of such Series E Preferred Stock Warrants, or (z) Series E Preferred Stock issued as payment in kind of any accrued but unpaid dividends on the Series E Preferred Stock; (ii)
enter into any agreement or amendment with respect to any outstanding options, rights or warrants to purchase capital stock of the Company that reduces or that has the effect of reducing the per share exercise price for any such options, rights or warrants; (iii) authorize or issue any debt securities of the Company, other than debt under the existing credit facilities in effect as of March 12, 2004 or the replacement thereof on substantially similar terms, and any additional debt up to $1,000,000 in the aggregate issued or incurred in the ordinary course of business (excluding trade payables incurred in the ordinary course of business); (iv) purchase, redeem, or otherwise acquire any of the Company's capital stock, other than the redemption of the Series E Preferred Stock; (v) enter into any acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries; (vi) sell or lease assets of the Company or any of its subsidiaries, except in the ordinary course of business; (vii) declare or pay any cash dividends or make any distributions on any of its capital stock, other than on the Series E Preferred Stock; (viii) authorize the payment or pay to any individual employee of the Company of cash compensation in excess of $500,000 per annum; or (ix) enter into any transactions (or series of transactions), including loans, with any employee, officer or director of the Company or to or with his, her or its Affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving
$50,000 or more per year individually or $250,000 or more per year in the aggregate.
       (c)	For so long as the aggregate number of issued and
outstanding shares of Series E Preferred Stock is at least 130,000 shares (as adjusted for stock splits, stock combinations,
recapitalizations and the like), the Company shall not, without the affirmative consent or approval of the holders of record of shares of Series E Preferred Stock representing at least 66-2/3% of the aggregate number of shares of Series E Preferred Stock then
outstanding, voting as a single class to the exclusion of all other classes of the Company's capital stock (such consent or approval to be given by written consent in lieu of a meeting if allowable under the Company's Certificate of Incorporation or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series E Preferred Stock):  (i) terminate or newly appoint the chief executive officer of the Company; (ii) approve any annual capital budget if such budget provides for annual capital expenditures by the Company and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or (iii) approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000; provided, however, the Company shall have the right to make any reasonable emergency capital expense that the Board of Directors determines is necessary to maintain operations as a result of a catastrophic event.
       2.6	Successors.  The provisions of this Agreement shall be
binding upon the successor in interest to any Holder of shares of the Series E Preferred Stock. The Company shall not permit the transfer of any shares of the Series E Preferred Stock on its books or issue a new certificate representing any shares of the Series E Preferred
Stock unless and until the Person to whom such shares of Series E
Preferred Stock are to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Person were a Holder hereunder; provided, however, that such successor Persons shall not have any rights to designate any Directors pursuant to Section 2.1(a)
or Section 2.1(b) nor any rights under Section 2.3 (except in the case of Section 2.1(a) or Section 2.1(b) or Section 2.3 if such Person is an Affiliate of a Holder having rights thereunder).
       2.7	Aggregation. For purposes of determining the number of
shares of Series E Preferred Stock held (or converted) by a Holder pursuant to this Article II, the number of shares of Series E
Preferred Stock held (or converted) by all of such Holder's Affiliates shall be aggregated with the number of shares of Series E Preferred
Stock held (or converted) by such Holder.
ARTICLE III
 GENERAL PROVISIONS
       3.1	Legend on Share Certificates.
       All certificates for shares of Series E Preferred Stock that are subject to the terms and provisions of Article 2, in addition to such other legends as may be required by law, shall bear the legend set forth in Section 7.08 of the Redemption and Exchange Agreement (and
any other legend required by any other agreement contemplated by the Redemption and Exchange Agreement), as applicable, and the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
ALSO SUBJECT TO CERTAIN REQUIREMENTS AS TO VOTING
CONTAINED IN THE AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 19,
2004 (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME
TO TIME), BETWEEN THE COMPANY AND CERTAIN
STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE
SECRETARY OF THE COMPANY.
       (B)	Upon the termination of this Agreement, each Holder shall
be entitled to receive, in exchange for any certificate bearing the legend described in this Section 3.1(a), a certificate that no longer bears the legend set forth in this Section 3.1(a), unless the Company shall have sooner determined (based upon advice of legal counsel) that such legend is no longer required by law.
       3.2	Injunctive Relief.  It is acknowledged that it is
impossible to measure in money the damages that would be suffered if the parties fail to comply with the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law.  Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
       3.3	Further Assurances.  Each party hereto shall do and perform
or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions
contemplated hereby.
       3.4	Governing Law.  Except as to matters governed by the
General Corporation Law of the State of Delaware and decisions thereunder of the Delaware courts applicable to Delaware corporations, which shall be governed by such laws and decisions, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.
       3.5	Entire Agreement; Amendment; Waiver.  Effective as of the
date hereof, this Agreement amends and restates in its entirety the
Prior Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the Holders and by the Company.  Any such amendment so approved shall be binding on all Holders and all other Persons bound by this
Agreement.  No waiver of any term or provision shall be effective unless in writing signed by the party to be charged.
       3.6	Binding Effect.  This Agreement shall be binding on and
inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.
       3.7	Invalidity of Provision.  The invalidity or
unenforceability of any provision of this Agreement in any
jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.
       3.8	Counterparts.  This Agreement may be executed in two or
more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a
representation that an original executed counterpart hereof will be delivered.
       3.9	Notices.  All notices, consents and other communications
under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier
(with receipt confirmed), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other parties):
                    (i)	If to the Company:

                    1280 Landmeier Road
                    Elk Grove Village, IL 60007-2410
                    Fax No. 847-437-4969
                    Attention:  General Counsel

                    (ii)	If to a Holder: at the address set forth in the
Redemption and Exchange Agreement.
       3.10	Headings.  The descriptive headings of the several
paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.
       3.11	Representations and Warranties.  Each party to this
Agreement represents and warrants to the other parties to this
Agreement that (i) all action on the part of such party necessary for the authorization, execution, delivery and performance of this
Agreement has been taken and (ii) this Agreement is the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to equitable principles relating to enforceability.
       3.12	No Conflict.  The Company shall not enter into any
agreement that is inconsistent with or that would in any way interfere with the rights of the parties hereto.  The Company shall ensure that its Certificate of Incorporation and By-laws do not at any time conflict with the provisions of this Agreement then in effect.  In the event that any such conflict should nevertheless exist, the provisions of this Agreement shall control to the extent permitted under applicable law.
       3.13	Unlimited Parties.  All parties to this Agreement hereby
acknowledge and agree that:
       (a)	Nothing in this Agreement shall in any way limit or be
construed as limiting the ability of a Holder or its Affiliates or Directors or Board Observers designated by such Holders
(collectively, the "Unlimited Parties"), and such Unlimited
Parties may, in the past, present or future, carry out and engage in any and all activities associated with their businesses,
including, without limitation, underwriting (including, without limitation, underwriting investments of private equity of the
Unlimited Parties or other persons in the business of designing, developing, manufacturing or marketing of power conservation and reliability systems, including, without limitation, direct
competitors of the Company), trading, brokerage, financing,
derivatives, foreign exchange, asset management activities and principal investment, and for the avoidance of doubt and without limiting the generality of the foregoing, the Unlimited Parties may: (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their customers, in the debt or equity securities or loans of persons which may directly or indirectly compete with any or all of the business of the Company
(the "Other Companies"); and (ii) provide financial advice to the
Other Companies; and
       (b)	The Unlimited Parties may have information that may be
of interest or value to the Company ("Information") regarding various matters including without limitation, (i) an Unlimited
Party's products, plans, services and technology, and plan and strategies relating thereto, (ii) current and future investments an Unlimited Party has made, may make, may consider or may become aware of with respect to other companies and other products, services and technology, including without limitation, Other
Companies, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, including, without limitation, Other Companies.
The Company agrees that the Unlimited Parties shall have no duty to disclose any Information to the Company or permit the Company to participate in any investments or transactions based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information.
[Balance of page intentionally left blank; signature pages follow.]



       IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the day and year first above written.
COMPANY						HOLDERS

ELECTRIC CITY CORP.,				NEWCOURT CAPITAL USA INC.,
a Delaware corporation				a Delaware corporation

By:							By:
	____________________________
Name:	John Mitola					Name:
____________________________
Title:	Chief Executive Officer			Title:
_____________________________
MORGAN STANLEY DEAN WITTER
EQUITY FUNDING, INC., a Delaware
corporation
By:
	__________________________
___
Name:
	__________________________
___
Title:
	___________________________
__
ORIGINATORS INVESTMENT PLAN,
L.P., a Delaware limited
partnership
By:
	__________________________
___
Name:
	__________________________
___
Title:
	__________________________
___
CINERGY VENTURES II, LLC, a
Delaware limited liability
company
By:
	__________________________
___
Name:
	__________________________
___
Title:
	__________________________
___



LEAF MOUNTAIN COMPANY, LLC, an
Illinois limited liability
company
By:
	__________________________
___
Name:
	__________________________
___
Title:
	__________________________
___

AUGUSTINE FUND LP, an Illinois
limited partnership
By:
	__________________________
___
Name:
	__________________________
___
Title:
	__________________________
___
TECHNOLOGY TRANSFORMATION
VENTURE FUND, LP, a Delaware
limited partnership
By:
	__________________________
___
Name:
	__________________________
___
Title:
	__________________________
___
________________________________
___
RICHARD P. KIPHART, an
individual
________________________________
___
DAVID R. ASPLUND, an individual
________________________________
___
JOHN DONOHUE, an individual
JOHN THOMAS HURVIS REVOCABLE
TRUST, an Illinois trust
By:
	__________________________
___
Name:
	__________________________
___
Title:
	__________________________
___



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